EXHIBIT INDEX

                                      C-8

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Exhibit                                                     Sequentially
Number       Description                                    Numbered Page

5.           Investment Management and
             Administrative Agreement by and
             between The Holland Trust and
             Holland Capital Management

6.           Distribution Agreement between the
             Holland Trust and HCM Investments,
             Inc.

8.           Custodian Agreement between The Lou
             Holland Trust and Firstar Trust
             Company.

9(a).        Transfer Agent Agreement by and
             between The Lou Holland Trust and
             Firstar Trust Company.

9(b).        Fund Administration Servicing
             Agreement by and between The Lou
             Holland Trust and Firstar Trust
             Company.

9(c).        Fund Accounting Servicing Agreement
             between The Lou Holland Trust and
             Firstar Trust Company.

9(d).        Expense Limitation Agreement by and
             between The Lou Holland Trust and
             Holland Capital Management.

13.          Share Subscription Agreement by and
             between Holland Capital Management
             and The Holland Trust

17.          Financial Data Schedule

97339.2

                                      C-9


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